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EXHIBIT 10.1

                                  CONFIDENTIAL
                                  ------------

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT ("AGREEMENT") made as of September 6, 2005 (the "EFFECTIVE DATE"), by and between Innofone.com, Inc., a Nevada corporation, having its principal office at 3470 Onley-Laytonsville Road, Suite 118, Olney, MD 20832 ("EMPLOYE ") or ("COMPANY"), and Gerard N. Casale, Jr., residing at 1158 26th Street, No. 325, Santa Monica, CA 90403 ("EXECUTIVE").

                                   WITNESSETH

         WHEREAS, Employer is a publicly traded company currently listed on the OTC:BB and in the business, through a recent merger with IPv6, Summit, Inc., of developing high-technology involving the next generation of the Internet and related technologies;

         WHEREAS, Executive is highly skilled as a corporate attorney; and

         WHEREAS, Employer desires to employ Executive, and Executive desires to be employed by Employer, to perform the services set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

1.       EMPLOYMENT.
         -----------

         Employer hereby employs Executive, and Executive accepts employment with Employer, pursuant to the terms and conditions of this Agreement.

2.       POSITION AND TITLE; DUTIES.
         ---------------------------

         A. During the INITIAL PART-TIME TERM (as hereinafter defined), Executive shall have the position and title of CORPORATE COUNSEL to Employer. During the TERM (as defined) thereafter, Executive shall have the position and title of VP BUSINESS AND LEGAL AFFAIRS of Employer. Executive shall in no way be considered an officer or director of Employer until such time as Employer maintains directors' and officers' insurance as appropriate for a public company at which time Executive's title may change to VP Business and Legal Affairs at the mutual consent of the parties. In each such capacity, Executive shall perform the following duties, first on a part-time, "as needed", basis for Employer during the Initial Part-Time Term and thereafter during the Term on a full-time basis:

                  (i) Participate in the planning of Employer's strategic and business plans;

                  (ii) Be responsible for overseeing the Employer's legal transaction and managing all professional output including the review and overseeing of Employer's SEC counsel, litigation counsel (as necessary), patent counsel and other forms of legal services;

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                  (iii) Be responsible for all actual CORPORATE LEGAL SERVICES for Employer which shall include contracts, due diligence for mergers and acquisitions, purchase agreements, merger agreements, sales agreements, Company policy implementation, internal agreements, disputes prior to actual litigation, stock option plans, employment matters, financings and as required;

                  (iv) Be responsible for overseeing the compliance of the Employer with the requirements of regulatory agencies;

                  (v) Contribute to the development of leads for acquisitions and growth; and

                  (vi) Perform such other duties as are reasonably associated with such position and such other duties consistent therewith as may reasonably be requested by Employer.

         B. Executive shall notify Employer in writing promptly, but in no event later than five (5) days, after Executive has received notice of any of the following:

                  (i) Executive's license to practice law in any state or jurisdiction is suspended, revoked, terminated or made subject to any conditions or restriction;

                  (ii) Executive becomes the subject of a disciplinary proceeding or action, or the subject of any investigation, sanction or similar action by any federal, state or private peer review organization or agency, or the subject of an audit or similar proceeding by State Bar association; or

                  (iii) any event occurs that substantially interrupts all or a portion of Executive's professional practice or that materially adversely affects Executive's ability to perform his duties under this Agreement.

         C. As disclosed to Employer and with Employer's full knowledge, the Executive maintains business interests outside the scope of those covered in this Agreement including those activities as owner of Casale Alliance, LLP ("Other Activities"). In addition to any coverages for insurance provided by Employer for Executive, Executive may maintain his own professional liability policy as necessary to facilitate any Other Activities. Regardless of Other Activities, Executive shall devote such of his business time, attention, knowledge, skill and energy to the business and affairs of the Employer during the Initial Term and Term as necessary to fulfill his obligations hereunder, and shall use his best efforts and abilities to promote the Employer's interests and as necessary to fulfill his obligations under SECTION 2.B.

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3.        COMPENSATION.
          -------------

         A. Executive is deemed to be an employee of Employer for all purposes as provided by law, including for purposes of federal law and for purposes of state law related to taxes unemployment compensation, salary, benefits, and workers' compensation. As compensation for services rendered by Executive while employed hereunder, Employer will pay Executive the compensation set forth below:

                  (i) During the INITIAL PART-TIME TERM, the Employer shall pay Executive the SALARY of One Hundred and Forty-Two Thousand Five Hundred Dollars ($142,500) per annum as compensation (the "Compensation"). The Compensation shall be paid in regular bi-weekly payments, in accordance with Employer's salary payment procedures as in effect from time to time. The Compensation shall be subject to withholding and deductions for all applicable taxes. In addition, Employer shall provide Executive a BONUS PACKAGE of compensation during the Initial Term as follows:

                             a) 50,000 shares of RESTRICTED COMMON STOCK or options to purchase common stock (to be determined solely at Executives election) on execution hereof. Such common stock shall carry piggy-back registration rights and as such shall be added to the then next-filed Registration Statement of the Company so long as approved by any underwriter to same, if any;

                  (ii) During any Renewal Term, Executive will be paid salary Compensation and Bonus as mutually agreed by the parties, provided that Executive's Compensation shall be no less than the rate of full-time salary provided for under Section 3 (iii) hereunder.

                  (iii) During the TERM (UPON WHICH EXECUTIVE SHALL BECOME A FULL-TIME EMPLOYEE), which shall commence on the mutual agreement of the parties and is anticipated to be on or before December 1, 2005, the Employer shall pay Executive the salary of Two Hundred and Eighty-Five Thousand Dollars ($285,000) per annum as compensation (the "COMPENSATION"). The Compensation shall be paid in regular bi-weekly payments, in accordance with Employer's salary payment procedures as in effect from time to time. The Compensation shall be subject to withholding and deductions for all applicable taxes. In addition, Employer shall provide Executive a BONUS PACKAGE during the Term as follows:

                           (1) 100,000 shares of RESTRICTED COMMON STOCK or
                  options to purchase common stock (to be determined solely at Executives election) on commencement of the Term hereof carrying piggyback registration rights;

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                           (2) A cash and/or equity bonus at intervals and as a
                  percentage of salary parri passu to that received, if any, by the CEO of Employer. Such bonus to be decided upon the good faith, mutual agreement of the parties no later than December 31 of each year hereof the Term and based generally on the performance of Employer in relation to its stated business goals and/or as set by any Compensation Committee of Employer, if any.

                  (iv) Commencing on the Part-Time Term start-date, Executive shall be eligible at Executive's election to participate in any bonus or incentive programs on the same terms as instituted for key employees of Employer. Also commencing on the Initial Part-Time Term execution date, Employee shall be issued 600,000 RESTRICTED COMMON STOCK SHARES OR OPTIONS to purchase common stock of the Company ("Additional Compensation"). Should such additional compensation be taken by Executive in the form of options, such options shall have an exercise price equal to $0.50 per share. Executive may use cashless exercise as a form of exercise for any options hereunder this Agreement per the formula last agreed to under any Company financing arrangement, if any. Regardless of form of compensation accepted by Executive, such Additional Compensation shall vest over a THREE (3 YEAR TERM in equal monthly installments commencing on the Initial Part-Time Term start-date so long as this Agreement is effective. Any and all such Additional Compensation vesting shall accelerate should Executive be terminated for any reason other than for cause as defined herein or upon mutual agreement of the parties.

                  (v) Employer shall make available to the Executive employee benefits of the type Employer generally makes available to the other executive officers of Employer.

4.       VACATION TIME.
         --------------

         Executive's time off shall be unrestricted during the Part-Time Term. For the Term, Executive shall be entitled to three (3) weeks of paid time off per contract year for vacation and one week for sick leave time (collectively "PTO"). Thereafter, Executive shall be entitled to the amount of PTO for vacation, sick leave as may be made available by Employer to other persons similarly employed by it in positions and with seniority similar to that of Executive.

5.       REIMBURSEMENT OF EXPENSES.
         --------------------------

         Employer shall pay directly, or shall reimburse Executive upon presentation of an itemized accounting for, the following reasonable expenses as reasonably and in good faith approved in advance by Employer in accordance with Employer's policies and procedures then in effect:

         A. Costs of membership in, and subscription expenses for publications of, generally recognized professional organizations in which Executive is or may become a member, as well as the cost of journals, books, and other educational material reasonably related to the duties performed by Executive hereunder, as reasonably approved by Employer including but not limited to Lexis-Nexis subscription, corporate counsel books and media, Continuing Education media, forums, and conferences, required cellphone use for the business, computer needs as mutually agreed;

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         B. Costs of transportation, room, and board and other expenses related to Executive's performance hereunder, as reasonably approved by Employer and including business-class travel arrangements for travel outside the continental United States and as afforded other key executives of the Company; and

         C. All other reasonable expenses incurred by Executive in connection with the performance of his duties under this Agreement, including expenses for entertainment and similar items.

         D. Reimbursement of any and all reasonable health insurance premiums for Executive and his family, not to exceed $ per month, commencing on the execution hereof and so long as this Agreement is in effect.

6.       TERM, RENEWAL, SUSPENSION OR TERMINATION.
         -----------------------------------------

         A. Unless terminated earlier pursuant to the provisions hereof, this Agreement and Executive's employment hereunder shall commence on the Effective Date and until the parties agree that Employee shall become a full-time employee of Company (the "INITIAL PART-TIME TERM" or "Part TIME TERM").

         B. Thereafter the date of mutual agreement of the parties on which Executive shall commence the performance of full-time work for Employer, the term of this Agreement shall be guaranteed for a minimum of one (1) year starting on election to become a full-time employment agreement ("Term") and shall renew thereafter for a period of one (1) year on each anniversary of the Effective Date (each, a "RENEWAL TERM") unless written notice of the non-renewal has been given by one party to the other party no later than One Hundred and Eighty (180) days prior to the end of the then-current Term ("Notice Period"). Either Employer or Executive may terminate this Agreement at any time without cause upon One Hundred and Eighty (180) days notice to the other party provided that a minimum of one (1) year compensation is due in full to Employee along with all Additional Compensation and Bonus compensation in full and accelerated for full vesting so long as this Agreement is not terminated (a) by Executive or
(b) by Employer for cause as defined herein.

         C. Employer may terminate this Agreement upon written notice to Executive at anytime "for cause" if-

                  (i) Executive engages in acts of proven fraudulent conduct;

                  (ii) Executive is convicted of a felony;

                  (iii) Executive loses his professional license or is suspended from the practice of law in the state of California.

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         D. This Agreement shall terminate upon the death of Executive. Employer may terminate this Agreement upon written notice to Executive or his personal representative at anytime for the disability (as hereinafter defined) of the Executive. For all purposes of this Agreement, "disability" shall mean temporary or permanent incapacity, physical or mental, which results in Executive's being unable to perform the requirements of his position hereunder for a continuous period in excess of four (4) months.

         E. Upon termination of this Agreement, Employer shall pay Executive all Compensation and any Bonus earned but not yet paid as of the date of termination. If this Agreement is terminated without cause, then Employer shall pay Executive any and all compensation due hereunder for a minimum of the total Term (one year) plus through the Notice Period (180 days).

7.       MALPRACTICE AND GENERAL LIABILITY INSURANCE.
         --------------------------------------------

         During the Term, Employer shall provide Executive with professional malpractice and general liability insurance and Directors/Officers insurance, naming Executive as insureds as long as Executive is employed by Employer, including

         a. rendering to and on behalf of Employer the services to be provided hereunder,

         b.       rendering to and on behalf of Employer part-time service, or

         c. receiving disability benefits from Employer as a result of temporary disability.

              Furthermore, if Executive's employment terminates, then Employer shall provide so-called "tail-end" malpractice coverage for a period of three
(3) years starting from the date of termination of Executive's employment. The selection of the underwriter of, and amount and terms of coverage of, all such insurance shall be in the sole discretion of Employer; provided, however, that such any "tail-end" coverage shall be in connection with or substantially similar to amount and terms of coverage as that provided by Employer to Executive during Executive's employment hereunder.

         d. So long as Executive was acting lawfully and professionally, within the scope of his duties and in compliance with his obligations hereunder, Employer shall indemnify and hold Executive harmless for any claims, causes of action, judgments or liabilities ("Liability") against or incurred by Executive in connection with or resulting from (a) the performance of his duties hereunder (such indemnification to be within the scope of liability insurance coverage for Executive procured by Employer and excluding any liabilities excluded by such insurance); (b) any Liability related to or arising from Executive's ownership of the Company common stock or options.

8.       RESTRICTIVE COVENANTS.
         ----------------------

         A. During the term of this Agreement and any renewal period thereof and for a period of one (1) year following the date of expiration or termination of this Agreement, Executive shall not:

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                  (i) Directly or indirectly attempt to solicit or solicit the
         Employer's employees to terminate, curtail or restrict their relationship with Employer;

                  (ii) Directly or indirectly attempt to solicit or solicit any person employed or contracted by Employer to leave their employment or not fulfill their contractual responsibility, whether or not the employment or contractual arrangement is full-time or temporary, pursuant to a written or oral agreement, or for a determined period or at will; or

                  (iii) Directly or indirectly employ any person employed or contracted by Employer as of the date of expiration or termination of this Agreement, whether or not the employment or contractual arrangement is full-time or temporary, pursuant to a written or oral agreement, or for a determined period or at will.

         B. Executive shall keep and maintain confidential at all times, during the Term and thereafter, all trade secrets or confidential or proprietary information of Employer, including but not limited to lists, data, know-how, technology, strategy and the terms and conditions of this Agreement (and all agreements and documents associated herewith) and shall not disclose the same to any third persons or entities whomsoever, except to Executive's legal counsel and accountants, and except as otherwise required by law, and Executive shall not use the same for personal gain.

         C. The provisions of this SECTION 8, as well as all remedial provisions contained in this Agreement and related thereto, shall expressly survive the termination of this Agreement.

9.       MISCELLANEOUS.
         --------------

         A. Any notice, consent, or other communication which either party hereto is required or permitted to give to the other party shall be deemed duly given if in writing and if delivered personally, sent by registered or certified mail, return receipt requested, or by overnight delivery by a nationally recognized courier, to the recipient at his or its address first stated above or at such other address of which he or it shall have given the other party due notice hereunder. All notices duly given hereunder shall be deemed effective (a) upon delivery if delivered personally, (b) forty-eight (48) hours after posting if mailed, or (c) the next business day if delivered by nationally recognized overnight courier service.

         B. The failure of either party hereto to insist in any one or more instances upon the performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder, or of the future performance of any such term or condition.

         C. Executive acknowledges that all files, records, lists, books, records, literature, products, computer hardware and software, cellular telephone and other materials owned by Employer or used by it in connection with the conduct of its business shall at all times remain the property of Employer as appropriate, and that upon termination of this Agreement, irrespective of the


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

time manner, or cause of such termination, Executive will surrender to Employer as appropriate, all such files, records, lists, books, records, and other items of value, including but not limited to computer hardware and software, cellular telephone, etc.; provided, however, that upon Executive's termination of employment, he shall, at his own expense, be entitled to copy the records of any legal matter of the Company. The provisions of this Section shall expressly survive the termination of this Agreement.

         D. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs, and legatees of the respective parties hereto. Executive acknowledges that this is an agreement to retain his personal services and, as such, Executive may not assign his rights under this Agreement. The parties hereby agree that Employer may, with the consent of Executive and upon assignment terms as may be required by Employer, assign this Agreement in whole or in part to any affiliate of Employer or any party that acquires all or substantially all of the assets of Employer.

         E. No modification or amendment of this Agreement shall be binding unless in writing add signed by the parties hereto.

         F. Any and all disputes arising out of, under, in connection with, or in relation to this Agreement shall be settled by arbitration in Los Angeles, California, utilizing JAMS in accordance with its rules and for which judgment upon any award rendered may be entered in any court having jurisdiction thereof. Any designated JAMS arbitrator shall be familiar with the corporate legal profession and such dispute resolution.

         G. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed within said State.

         H. Notwithstanding anything herein contained to the contrary, Executive, unless directed to do so by Employer, shall not have the right to enter into any material contracts or commitments for or on behalf of Employer without prior consent of Employer.

         I. Neither party shall be liable or be deemed in default of this Agreement for any delay or failure to perform caused by Acts of God, war, disasters, strikes, or any similar cause beyond the control of either party.

         J. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         K. This Agreement supersedes all previous contracts and constitutes the entire agreement between the parties including that Engagement Agreement for legal services effective on or about July 22, 2005 by the parties, said payment under which shall have been deemed fully earned as pursuant to invoice. Executive specifically acknowledges that in entering into and executing this Agreement, Executive relies solely upon the representations and agreements contained in this Agreement and no others.

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         L. Employer and Executive are the mutual drafters of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the day and year first above written.

                                             EMPLOYER: INNOFONE.COM, INC.


                                             By: /s/ Alex Lightman
                                                 ------------------------------
                                                  Alex Lightman
                                             Its: PRESIDENT



                                             EXECUTIVE:


                                             By: /s/ Gerard N. Casale
                                                 -------------------------------
                                                  Gerard N. Casale, Jr.


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